EXHIBIT 99.1

ADTRAN Holdings, Inc. announces higher than expected preliminary Q2 2025 revenue

Huntsville, Alabama, USA. – July 16, 2025 — ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) (“ADTRAN Holdings” or the “Company”) today announced preliminary unaudited revenue for the quarter ended June 30, 2025. All figures in this release are approximate due to the preliminary nature of the announcement. This press release is being provided due to German ad hoc disclosure requirements, in light of the Company's expected overperformance relative to its previously issued revenue guidance. For the second quarter, preliminary revenue is expected to be in the range of $262.5 million to $267.5 million, which exceeds the Company’s previously announced guidance range of $247.5 million to $262.5 million.

ADTRAN Holdings’ Chairman and Chief Executive Officer, Tom Stanton, stated, “Business conditions have continued to strengthen during the second quarter of 2025, and were supported by improved market conditions and growing customer demand for our products and services. We are pleased with our business performance and look forward to finalizing and reporting our full second quarter results in early August.”

The information contained in this press release is preliminary. The Company will release its final financial results for the second quarter 2025 after the market close on Monday, August 4, 2025, at https://investors.adtran.com/. The Company will conduct a conference call on Tuesday, August 5, 2025 at 9:30 a.m. Central Time (4:30 p.m. Central European Time).

The Company will webcast this conference call, or you may dial in to participate. To listen, visit the events and presentations section of ADTRAN Holdings, Inc. Investor Relations site at https://events.q4inc.com/attendee/260991346 approximately 10 minutes before the start of the call, or you may dial 1-888-330-2391 (Toll-Free US) or 1-240-789-2702, and use Conference ID 8936454. An online replay of the conference call and a transcript of the call will be available on the Investor Relations site shortly following the call and will remain available for at least 12 months.

The information contained in this press release is solely based on unaudited results.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such forward-looking information speaks only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to our ability to comply with the covenants set forth in our credit agreement, to satisfy our payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between us and Adtran Networks (the “DPLTA”), and to make payments to Adtran Networks in order to absorb its annual net loss pursuant to the DPLTA; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as shifting customer spending patterns; (iii) risks and uncertainties related to our inventory practices and ability to match customer demand; (iv) risks and uncertainties relating to our level of indebtedness and our ability to generate cash; (v) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (vi) risks posed by changes in general economic conditions and monetary, fiscal and trade policies, including tariffs; (vii) risks posed by potential breaches of information systems and cyber-attacks; (viii) the risk that we may not be able to effectively compete, including through product improvements and development; and (ix) other risks set forth in our public filings made with the SEC, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, as amended, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 to be filed with the SEC.

Additionally, the financial measure presented herein is a preliminary estimate, remain subject to our internal controls and procedures, and is subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between the Company’s actual financial results and the preliminary revenue range set forth herein may be material.

About Adtran

ADTRAN Holdings, Inc. (NASDAQ: ADTN and FSE: QH9) is the parent company of Adtran, Inc., a leading global provider of open, disaggregated networking and communications solutions that enable voice, data, video and internet communications across any network infrastructure. From the cloud edge to the subscriber edge, Adtran empowers communications service providers around the world to manage and scale services that connect people, places and things. Adtran solutions are used by service providers, private enterprises, government organizations and millions of individual users worldwide. ADTRAN Holdings, Inc. is also the majority shareholder of Adtran Networks SE, formerly ADVA Optical Networking SE (“Adtran Networks”). Find more at Adtran.com, LinkedIn and X.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

For media

Gareth Spence

+44 1904 699 358

public.relations@adtran.com

For investors

Peter Schuman, IRC

+1 256 963 6305

investor.relations@adtran.com